Exhibit 99

Contact:	Randall Oliver (media)
(323) 869-7607
randall.oliver@smartandfinal.com
Richard Phegley (investors)
(323) 869-7779
rick.phegley@smartandfinal.com

SMART & FINAL REPORTS 5.7 PERCENT SALES INCREASE FOR SECOND QUARTER 2005

•	Second Quarter Income From Continuing Operations of $8.2 Million

•	4.1 Percent Comparable Sales Growth In Second Quarter

•	Year-to-Date Operating Cash Flows of $32.6 Million

LOS ANGELES, July 11, 2005 – Smart & Final Inc. (NYSE – SMF) today reported sales for its twelve-week second quarter ended June 19, 2005 of $484.1 million, an increase of $26.3 million, or 5.7 percent, over second quarter 2004 sales of $457.8 million. Second quarter 2005 comparable store sales increased 4.1 percent over second quarter 2004.

Income from continuing operations for the second quarter 2005 was $8.2 million, or $0.26 per diluted share, compared to $8.3 million or $0.26 per diluted share for the second quarter 2004.

Etienne Snollaerts, president and chief executive officer stated, “We are very satisfied with both our sales growth and overall operating ratios in the second quarter. Our second quarter comparable store sales growth of 4.1 percent is particularly strong considering that our sales in the prior year quarter were favorably impacted by the residual effect of a labor action directed against three southern California competitors that concluded earlier that year. On a two-year basis over the 2003 to 2005 period, our second quarter comparable store sales have grown by a compounded annual rate of 10.0 percent.”

Snollaerts continued, “We’ve also seen substantial improvement in both our gross margin percentage and our operating and administrative expense rate when compared to this year’s first quarter, which was impacted by heavy rains across much of our operating region. Although we continued to experience higher than planned distribution costs in the second quarter as a result of our strong sales growth over the past two years, we view this as a longer term opportunity to configure our distribution network to efficiently support incremental sales growth in future years. Our year to date cash flow has also been strong, with over $32 million of cash generation from operations.”

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Smart & Final Inc. Second Quarter 2005

Gross margin from continuing operations increased $2.5 million, or 3.3 percent, to $79.7 million for the second quarter of 2005 as compared to $77.2 million for the prior year second quarter. As a percentage of sales, gross margin was 16.5 percent for second quarter 2005 compared to 16.9 percent for second quarter 2004. This decrease in margin rate was primarily due to increased distribution costs.

As a percentage of sales, operating and administrative expenses increased to 13.3 percent for the 2005 second quarter from 13.2 percent for the 2004 second quarter. Operating and administrative expenses from continuing operations increased $4.0 million, or 6.6 percent, to $64.3 million for the second quarter of 2005 as compared to $60.4 million for the prior year second quarter. The increase in dollars and as a percentage of sales was largely attributable to increased store operating costs, information system costs and legal costs.

Interest expense decreased to $2.2 million for the 2005 second quarter as compared to $3.7 million for the prior year second quarter primarily as a result of lower debt outstanding and lower effective interest rate. At the end of the second quarter 2005, the outstanding balance on the revolving credit facility was $30.0 million compared with $35.0 million at the end of the second quarter 2004.

Year to date cash flow provided by operating activities increased to a positive $32.6 million in 2005, compared to cash provided of $15.5 million in the prior year to date period.

One store opened during the 2005 second quarter, in Sunnyvale, Calif., bringing the 2005 year to date new store openings to a total of four. The company operated 238 stores at the end of the second quarter 2005 compared with 230 stores at the end of the 2004 second quarter.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 238 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

A telephone conference call with Smart & Final’s senior management will be held on Tuesday July 12, 2005 at 8:00 a.m. Pacific Daylight Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

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Smart & Final Inc. Second Quarter 2005

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. Comparability of current and future operating trends and results may be impacted by important factors, most notably the effect of the labor action against the three largest southern California retail supermarket chains, which commenced in October 2003 and was settled in February 2004. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

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SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	June 19, 2005	January 2, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,544	$28,672
Accounts receivable, less allowance for doubtful accounts of $226 in 2005 and $254 in 2004	12,638	16,717
Inventories	143,952	142,360
Prepaid expenses and other current assets	13,780	16,428
Deferred tax assets	11,646	11,646
Assets of discontinued operations	2,131	2,129

Total current assets	221,691	217,952
Property, plant and equipment:
Land	71,603	66,275
Buildings and improvements	62,583	62,583
Leasehold improvements	127,279	125,206
Fixtures and equipment	200,878	194,554

	462,343	448,618
Less – Accumulated depreciation and amortization	209,910	197,443

Net property, plant and equipment	252,433	251,175
Assets under capital leases, net of accumulated amortization of $7,610 in 2005 and $7,669 in 2004	1,796	2,085
Goodwill	34,775	34,775
Deferred tax assets	18,271	18,237
Equity investment in joint venture	6,465	6,258
Cash held in real estate trust	118	116
Other assets	60,047	56,833

Total assets	$595,596	$587,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$1,154	$1,353
Accounts payable	93,857	83,103
Accrued salaries and wages	12,874	20,166
Other accrued liabilities	34,212	47,863
Liabilities of discontinued operations	1,436	2,476

Total current liabilities	143,533	154,961
Long-term liabilities:
Obligations under capital leases	2,273	2,638
Bank debt	30,000	25,000
Notes payable	53,336	53,396
Notes payable to affiliate	33,134	33,133
Other long-term liabilities	31,190	30,324
Postretirement and postemployment benefits	37,281	35,566

Total long-term liabilities	187,214	180,057
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 31,171,056 shares issued and outstanding in 2005 and 30,752,118 in 2004)	312	308
Additional paid-in capital	223,127	219,768
Retained earnings	57,443	46,157
Accumulated other comprehensive loss	(12,305)	(12,361)
Notes receivable for common stock	(18)	(75)
Treasury stock, at cost, 261,725 shares in 2005 and 86,475 shares in 2004	(3,710)	(1,384)

Total stockholders’ equity	264,849	252,413

Total liabilities and stockholders’ equity	$595,596	$587,431

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 19, 2005	June 13, 2004	June 19, 2005	June 13, 2004
	(Unaudited)		(Unaudited)
Sales	$484,105	$457,794	$911,730	$881,267
Cost of sales, buying and occupancy	404,373	380,603	763,823	731,101

Gross margin	79,732	77,191	147,907	150,166
Operating and administrative expenses	64,324	60,352	124,541	118,462

Income from operations	15,408	16,839	23,366	31,704
Interest expense, net	2,171	3,722	4,380	7,411

Income from continuing operations before income taxes	13,237	13,117	18,986	24,293
Income tax provision	(5,211)	(5,247)	(7,449)	(9,721)
Equity earnings of joint venture	165	460	155	354

Income from continuing operations	8,191	8,330	11,692	14,926
Discontinued operations, net of tax	(100)	(221)	(406)	(620)

Net income	$8,091	$8,109	$11,286	$14,306

Earnings (loss) per common share:
Earnings per common share from continuing operations	$0.27	$0.28	$0.38	$0.50
Loss per common share from discontinued operations	—	(0.01)	(0.01)	(0.02)

Earnings per common share	$0.26	$0.27	$0.37	$0.48

Weighted average common shares	30,742,029	30,051,810	30,691,318	29,961,360

Earnings (loss) per common share, assuming dilution:
Earnings per common share, assuming dilution, from continuing operations	$0.26	$0.26	$0.36	$0.48
Loss per common share, assuming dilution, from discontinued operations	—	(0.01)	(0.01)	(0.02)

Earnings per common share, assuming dilution	$0.25	$0.26	$0.35	$0.46

Weighted average common shares and common share equivalents	31,830,075	31,557,253	32,051,658	31,408,287

*	Totals may not aggregate due to rounding

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 19, 2005	June 13, 2004	June 19, 2005	June 13, 2004
	(Unaudited)		(Unaudited)
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	83.5	83.1	83.8	83.0

Gross margin	16.5	16.9	16.2	17.0
Operating and administrative expenses	13.3	13.2	13.7	13.4

Income from operations	3.2	3.7	2.6	3.6
Interest expense, net	0.4	0.8	0.5	0.8

Income from continuing operations before income taxes	2.7	2.9	2.1	2.8
Income tax provision	(1.1)	(1.1)	(0.8)	(1.1)
Equity earnings of joint venture	—	0.1	—	—

Income from continuing operations	1.7	1.8	1.3	1.7
Discontinued operations, net of tax	—	—	—	(0.1)

Net income	1.7%	1.8%	1.2%	1.6%

*	Totals may not aggregate due to rounding.

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Twenty-four Weeks Ended
	June 19, 2005	June 13, 2004
	(Unaudited)
Cash Flows from Operating Activities:
Income from continuing operations	$11,692	$14,926
Adjustments to reconcile income from continuing operations to net cash provided by continuing activities:
Gain on disposal of property, plant and equipment	(35)	(600)
Depreciation	8,464	8,400
Amortization	6,309	5,987
Amortization of deferred financing costs	132	1,326
Deferred tax (benefit) provision	(33)	478
Equity earnings of joint venture	(155)	(354)
Decrease (increase) in:
Accounts receivable	4,079	2,126
Inventories	(1,592)	(6,944)
Prepaid expenses and other assets	2,063	5,556
Increase (decrease) in:
Accounts payable	10,754	(5,068)
Accrued salaries and wages	(7,292)	292
Other accrued liabilities	(1,813)	(10,660)

Net cash provided by continuing activities	32,573	15,465
Net cash used in discontinued activities	(1,447)	(2,444)

Net cash provided by operating activities	31,126	13,021

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(21,749)	(6,962)
Proceeds from disposal of property, plant and equipment	21	2,662
Investment in capitalized software	(5,025)	(4,451)
Change in cash held in real estate trust	(2)	14,241
Other	(97)	4,559

Net cash (used in) provided by continuing activities	(26,852)	10,049
Net proceeds from divestitures	—	325
Net cash provided by discontinued activities	—	79

Net cash (used in) provided by investing activities	(26,852)	10,453

Cash Flows from Financing Activities:
Payments on bank line of credit	(5,000)	(30,000)
Borrowings on bank line of credit	10,000	5,000
Payments on notes payable	(622)	(900)
Proceeds from issuance of common stock, net of costs	220	1,513

Net cash provided by (used in) financing activities	4,598	(24,387)

Increase (decrease) in cash and cash equivalents	8,872	(913)
Cash and cash equivalents at beginning of the period	28,672	36,592

Cash and cash equivalents at end of the period	$37,544	$35,679

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